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                                                                    Exhibit 99.2

                              FOR IMMEDIATE RELEASE

      BOSTON LIFE SCIENCES ANNOUNCES ELECTION OF DR. ROBERT J. ROSENTHAL AS
                            CHIEF EXECUTIVE OFFICER

March 12, 2003 Boston, MA--Boston Life Sciences, Inc. (NASDAQ: BLSI) announced today that Dr. Robert J. Rosenthal has been elected to the position of Chief Executive Officer by the Board of Directors. David Hillson, the Company's Chairman and current Chief Executive Officer, noted "Since joining the Company last July, Dr. Rosenthal has been able to fully integrate himself into the Company's operations, and is now well positioned to assume an expanded leadership role in the organization. Bob's diverse operating experience should prove critical as the Company's focus continues to migrate from a research orientation to a greater emphasis on commercial opportunities for our products, including partnering." Mr. Hillson will remain Chairman of the Board of Directors.

BLSI is developing novel diagnostics and therapeutics for Parkinson's Disease
(PD) and Attention Deficit Hyperactivity Disorder (ADHD) as well as treatments for cancer, autoimmune disease, and central nervous system disorders. BLSI's products in development include: ALTROPANETM and FLUORATECTM radioimaging agents for the diagnosis of PD and ADHD; Troponin I, a naturally-occurring anti-angiogenesis factor for the treatment of solid tumors; AF-1 and Inosine, nerve growth factors for the treatment of acute and chronic CNS disorders; novel therapies for the treatment of PD and ADHD; and transcription factors that may control the expression of molecules associated with autoimmune disease and allergies.

Statements made in this press release other than statements of historical fact represent forward-looking statements. Such statements include, without limitation, statements regarding expectations or beliefs as to future results or events, such as the expected timing and results of clinical trials, discussions with regulatory agencies, schedules of IND, NDA and all other regulatory submissions, the timing of product introductions, the possible approval of products, and the market size and possible advantages of the Company's products. All such forward-looking statements involve substantial risks and uncertainties, and actual results may vary materially from these statements. Factors that may affect future results include: the availability and adequacy of financial resources, the ability to obtain intellectual property protection, delays in the regulatory or development processes, results of scientific data from clinical trials, the outcome of discussions with potential partners, regulatory decisions, market acceptance of the Company's products, and other possible risks and uncertainties that have been noted in reports filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K.

     For further information, please contact:

                         Corporate
                         Joseph Hernon
                         Chief Financial Officer
                         Boston Life Sciences, Inc.
                         617.425.0200
                         jhernon@bostonlifesciences.com